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                                                                   Exhibit 10.12

                              GLOBE HOLDINGS, INC.

                              Amended and Restated
                          Performance Option Agreement


          This Amended and Restated Performance Option Agreement (this "Agreement") amends and restates the Globe Manufacturing Co. Performance Option Agreement under the Management Incentive Plan by and between the Optionee (as hereinafter defined) and the Company (as hereinafter defined), which option agreement was effective immediately prior to the consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated June 23, 1998 by and between the Company and Globe Acquisition Company, as amended. Such option agreement provided for the right to purchase 2246.5 shares of Class C Common Stock of the Company. Effective upon the Merger, each share of Class C Common Stock represented the right to receive a Unit (as hereinafter defined).

     1. Grant of Option. Globe Holdings, Inc,. a Massachusetts corporation formerly known as Globe Manufacturing Co. (the "Company"), hereby grants to _____________ (the "Optionee") an option (the "Option") to purchase an aggregate of 2,246.5 Units (as defined below) at a price of thirty dollars ($30.00) per Unit, purchasable as set forth in, and subject to the terms and conditions of, the Globe Manufacturing Co. Management Incentive Plan (the "Plan"), the Executive Securities Agreement of even date herewith by and between the Optionee and the Company (the "Executive Securities Agreement") and this Option. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). For purposes hereof, a Unit shall consist of ten (10) shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock:"), and .13354106 shares of the Company's Class A Preferred Stock, par value $.01 per share ("Preferred Stock").

     2. Non-Qualified Stock Option. This Option is not intended to qualify as an incentive stock option under Section 422 of the Code.

     3.   Exercise of Option and Provisions for Termination.

          3.1 Vesting Schedule. Except as otherwise provided in this Agreement or the Executive Securities Agreement, this Option may be exercised at any time and from time to time after the date hereof as to part or all of the Units hereunder prior to termination of this Option as provided herein.

          3.2 Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company specifying the number of Units to be purchased and the purchase price to be paid therefor

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and accompanied by payment in full in accordance with Section 4.  Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase fewer than the total number of Units covered hereby, provided that no partial exercise of this Option may be for fewer than ten Units. This Option shall expire and shall not be exercisable after July 31, 2008.

          3.3 Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3 or as otherwise provided in the Executive Securities Agreement, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the date of grant of this Option, an employee or officer of the Company (an "Eligible Optionee").

     4.   Payment of Purchase Price.

          4.1 Method of Payment. Payment of the purchase price for Units purchased upon exercise of this Option shall be made by (i) delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such Units, (ii) subject to the consent of the Company, by delivery to the Company of shares of common stock of the Company then owned by the Optionee having a Fair Market Value (as defined in the Executive Securities Agreement) equal in amount to the purchase price of such Units, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and applicable laws and regulations (including, without limitation, Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.

          4.2 Delivery of Shares Tendered in Payment of Purchase Price. If the Company permits the Optionee to exercise options by delivery of shares of common stock of the Company, the certificate or certificates representing the shares of common stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of common stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this Option.

          4.3 Restrictions Upon Use of Option Stock. Notwithstanding the foregoing, no shares of common stock of the Company may be tendered in payment of the purchase price of Units purchased upon exercise of this Option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

     5. Delivery of Shares; Compliance With Securities Law, Etc.

          5.1 General. The Company shall, upon payment of the option price for the number of Units purchased and paid for, make prompt delivery of the shares comprising such Units to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such securities shall be extended for the period necessary to complete such action.

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          5.2  Listing, Qualification, Etc.  This Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares comprising the Units subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Units hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure, or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure or satisfy such other condition.

     6. Legend on Certificates. Each outstanding certificate representing shares comprising Units that are subject to this Agreement shall bear legends substantially in the following form:

          These securities have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the securities under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933.

          The sale, assignment, pledge, encumbrance or other transfer of the securities represented by this certificate is subject to the provisions of an executive securities agreement by and between the corporation and the holder of such securities, a copy of each of which is on file at the principal executive office of the corporation.

     7. No Special Employment or Similar Rights. Nothing contained in the Plan or this Option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or other relationship of the Optionee with the Company for the period within which this Option may be exercised.

     8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares comprising Units which may be purchased by exercise of this Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

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     9.   Adjustment Provisions.

          9.1 General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, conversion or other similar transaction, (i) the outstanding shares of Class A Common Stock or Preferred Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Class A Common Stock, Preferred Stock or other securities, the Optionee shall, with respect to this Option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 15(a) of the Plan.

          9.2  Board Authority to Make Adjustments.  Any adjustments under this
Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

     10. Subject to Terms of Executive Securities Agreement. This Option, the shares of Class A Common Stock and Preferred Stock issuable pursuant to this Agreement and the rights of the Optionee hereunder are subject to the terms and conditions of the Executive Securities Agreement. In the event of any conflict between the terms of the Executive Securities Agreement, on the one hand, and the Plan or this Agreement, on the other hand, the terms of the Executive Securities Agreement shall control.

     11. Withholding Taxes. The Company's obligation to deliver shares upon the exercise of this Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

     12.  Miscellaneous.

          12.1 Except as provided herein, this Option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

          12.2 All notices under this Option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

          12.3 This Option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Date of Grant:  July 31, 1998            GLOBE HOLDINGS, INC.

                                         By:__________________________

                                         Title:_______________________

                                         Address: 456 Bedford Street
                                         Fall River, MA 02720

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                             OPTIONEE'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's Management Incentive Plan.

                                    OPTIONEE


                                    _______________________________

                                    ADDRESS:  _____________________

                                              _____________________

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